Exhibit 3.25

SIXTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

OF

LEPERCQ CORPORATE INCOME FUND L.P.

Dated and Effective as of December 30, 2013

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-ii-

SIXTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
LEPERCQ CORPORATE INCOME FUND L.P.

THIS SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of LEPERCQ CORPORATE INCOME FUND L.P., dated and effective as of December 30, 2013 (including the Exhibits and Annexes hereto, this “Agreement”), is entered into by and among Lex GP-1 Trust (f/k/a/ Lex GP-1, Inc.), a Delaware statutory trust, as the general partner of the partnership (the “General Partner”), Lex LP-1 Trust (f/k/a/ Lex LP-1, Inc.), a Delaware statutory trust, as the initial limited partner of the Partnership (the “Initial Limited Partner”), Lexington Realty Trust, a Maryland statutory real estate investment trust, sole stockholder of the General Partner and the Initial Limited Partner (“LXP”), the Persons who have been previously admitted to the Partnership as Special Limited Partners and are named as such on Exhibit A attached hereto, the Persons who have been previously admitted to the Partnership as Additional Limited Partners and are named as such on Exhibit A attached hereto, the Persons who have been admitted to the Partnership as Partners pursuant to this Agreement upon consummation of the LCIF Merger (as defined below) and are named as such on Exhibit A attached hereto, and the Persons who are subsequently admitted to the Partnership as Partners and are named as such on Exhibit A attached hereto from time to time as provided herein.

WITNESSTH

WHEREAS, the original Certificate of Limited Partnership of the Partnership was filed with the Delaware Secretary (as defined herein) on March 14, 1986 in connection with the formation of the Partnership (the “Original Certificate”).

WHEREAS, the Original Certificate was subsequently amended by the filing with the Delaware Secretary of the following: (i) that certain Amended and Restated Certificate of Limited Partnership filed on October 12, 1993, (ii) that certain Certificate of Amendment to Certificate of Limited Partnership filed on October 26, 2001, (iii) that certain Second Amended and Restated Certificate of Limited Partnership filed on August 20, 2002, (iv) that certain Certificate of Amendment to Certificate of Limited Partnership filed on July 24, 2007, (v) that certain Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Partnership filed on November 13, 2012, and (vi) that certain Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Partnership filed on September 16, 2013.

WHEREAS, a limited partnership agreement was entered into by certain of the Partners as of March 14, 1986, which was subsequently amended and/or amended and restated from time to time to, among other things, admit Partners under and pursuant to (i) that certain First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 12, 1993, (ii) that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 12, 1993, (iii) that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 1, 1995, (iv) that certain Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 22, 1996, (v) that certain Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 31, 1996, (vi) that certain Amendment No. 1 to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 31, 2000, (vii) that certain First Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated and effective as of June 19, 2003,

(viii) that certain Second Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, effective as of June 30, 2003, (ix) that certain Third Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, effective as of December 31, 2003, (x) that certain Fourth Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated and effective as of October 28, 2004, (xi) that certain Fifth Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated and effective as of December 8, 2004, (xii) that certain Sixth Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated and effective as of January 3, 2005, (xiii) that certain Seventh Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated and effective as of November 2, 2005, and (xiv) that certain Eighth Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, effective as of March 26, 2009 (collectively, the “Prior LCIF I Agreements”).

WHEREAS, the original Certificate of Limited Partnership of Lepercq Corporate Income Fund II L.P. (“LCIF II”) was filed with the Delaware Secretary on January 27, 1987 in connection with the formation of LCIF II (the “Original LCIF II Certificate”).

WHEREAS, the Original LCIF II Certificate was subsequently amended by the filing with the Delaware Secretary of the following: (i) that certain Amended and Restated Certificate of Limited Partnership filed on October 12, 1993, (ii) that certain First Amendment to the Amended and Restated Certificate of Limited Partnership filed on November 30, 2000, (iii) that certain Certificate of Amendment to Certificate of Limited Partnership filed on October 26, 2001, (iv) that certain Second Amended and Restated Certificate of Limited Partnership filed on August 20, 2002, (v) that certain Certificate of Amendment to Certificate of Limited Partnership filed on July 24, 2007, (vi) that certain Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Partnership filed on November 13, 2012, and (vii) that certain Certificate of Amendment Changing Only the Registered Agent of a Limited Partnership filed on September 16, 2013.

WHEREAS, a limited partnership agreement was entered into by certain partners of LCIF II as of January 27, 1987, which was subsequently amended and/or restated from time to time to, among other things, admit partners under and pursuant to (i) that certain First Amendment to the First Amended and Restated Agreement of Limited Partnership of LCIF II, dated as of October 12, 1993, (ii) that certain Second Amendment to the First Amended and Restated Agreement of Limited Partnership of LCIF II, dated as of October 12, 1993, (iii) that certain Third Amendment to the First Amended and Restated Agreement of Limited Partnership of LCIF II, dated as of January 29, 1998, (iv) that certain Second Amended and Restated Agreement of Limited Partnership of LCIF II, dated as of August 27, 1998, (v) that certain First Amendment to the Second Amended and Restated Agreement of Limited Partnership of LCIF II, dated and effective as of June 19, 2003, (vi) that certain Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of LCIF II, effective as of June 30, 2003, (vii) that certain Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of LCIF II, dated and effective as of December 8, 2004, (viii) that certain Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of LCIF II, dated and effective as of January 3, 2005, (ix) that certain Fifth Amendment to the Second Amended and Restated Agreement of Limited Partnership of LCIF II, dated as of July 23, 2006, (x) that certain Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of LCIF II, dated as of December 20, 2006, and (xi) that certain Seventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of LCIF II, effective as of March 26, 2009 (collectively, the “Prior LCIF II Agreements”).

WHEREAS, on December 23, 2013, the Partnership entered into that certain Agreement and Plan of Merger, dated as of December [•], 2013 (the “LCIF Merger Agreement”), by and between the Partnership and LCIF II, pursuant to which LCIF II merged with and into the Partnership (the “LCIF Merger”), and certain partners of LCIF II were admitted to the Partnership as partners of the Partnership and certain Partners acquired additional Partnership Units.

WHEREAS, this Sixth Amended and Restated Limited Partnership Agreement of the Partnership, dated and effective as of December 30, 2013, is entered into, among other things, to reflect the LCIF Merger and include provisions related to the admission of the partners in LCIF II as Partners in the Partnership and update, amend and consolidate into this Agreement the provisions of the Prior Agreements (as defined herein).

caARTICLE 1
DEFINED TERMS

The following definitions shall for all purposes be applied to the following terms used in this Agreement.

“12/31/2003 Limited Partners” means a Person admitted to the Partnership as a 12/31/2003 Limited Partner pursuant to the Prior LCIF I Agreements and who is shown as such on the books and records of the Partnership.

“704(c) Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Limited Partner Redemption Right” shall have the meaning set forth in Section 8.4 hereof.

“Additional Limited Partners” means the Special Limited Partners, the Property Limited Partners, the Red Butte Limited Partners, the Expansion Limited Partners, the Phoenix I Limited Partners, the Warren Limited Partners, the Pacific Place Limited Partners, Savannah Limited Partners, the Anchorage Limited Partner, the Dubuque Limited Partners, the Columbia Limited Partners, the LPM Limited Partners, the 12/31/2003 Limited Partners, the Montgomery Limited Partners, the Westport Limited Partners, the Phoenix II Limited Partners, the Scannell Limited Partners, and any other limited partner admitted to the Partnership pursuant to Section 4.2.A.

“Additional Redeeming Partner” shall have the meaning set forth in Section 8.4 hereof.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereof.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreed Value” means (i) the 704(c) Value of such property or other consideration in the case of any Contributed Property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such Property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Sixth Amended and Restated Agreement of Limited Partnership (including all Exhibits and Annexes hereto), as it may be amended, supplemented or restated from time to time.

“Allocation Percentage” shall have the meaning set forth in Section 7.4 hereof.

“Anchorage Limited Partner” means a Person admitted to the Partnership as an Anchorage Limited Partner pursuant to the Prior LCIF I Agreements and who is shown as such on the books and records of the Partnership.

“Anchorage Limited Partner Interest” means a Partnership Interest of an Anchorage Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Anchorage Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. An Anchorage Limited Partner Interest may be expressed as a number of Partnership Units.

“Assignee” means a Person to whom one or more Partnership Units held by an Additional Limited Partner have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Additional Limited Partner and who has the rights set forth in Section 11.5 hereof.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

“Capital Contributions” means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1 or 4.2 hereof.

“Capital Event” means the sale, refinancing or other disposition of a Partnership asset outside the ordinary course of the Partnership's business.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cash Consideration” shall have the meaning set forth in Section 2.2 hereof.

“Cash Consideration LT” shall have the meaning set forth in Section 2.2 hereof.

“Cash Redeeming Limited Partner” means a Westport Redeeming Partner and any other Limited Partner determined to be a Cash Redeeming Limited Partner by the General Partner upon admission to the Partnership pursuant to Section 4.2.A hereof or otherwise determined to be a Cash Redeeming Limited Partner by the General Partner as permitted hereby.

“Cash Redemption Amount” shall mean an amount equal to the product of (i) the number of Partnership Units offered for redemption by a Cash Redeeming Limited Partner, multiplied by (ii) the sum of (a) the average Daily Market Price of the REIT Shares for the twenty (20) Business Days preceding the Specified Redemption Date multiplied by (b) the Redemption Factor.
“Certificate” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary, as amended from time to time in accordance with the terms hereof and the Act.

“Certificate of Designation” shall have the meaning set forth in Section 15.11 hereof.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Columbia Limited Partner” means a Person admitted to the Partnership as a Columbia Limited Partner pursuant to the Prior LCIF I Agreements and who is shown as such on the books and records of the Partnership.

“Columbia Limited Partner Interest” means a Partnership Interest of a Columbia Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Columbia Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Columbia Limited Partner Interest may be expressed as a number of Partnership Units.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

“Daily Market Price” means the price of REIT Shares on the relevant date, determined (a) on the basis of the last reported trading price of REIT Shares as reported on the NYSE, or if the REIT Shares are not then listed on the NYSE, as reported on such national securities exchange upon which the REIT Shares are listed, or (b) if there is no reported sale or trade on the day in question, on the basis of the average of the closing bid and asked quotations regular way so reported, or (c) if REIT Shares are not listed on the NYSE or on any national securities exchange, on the basis of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so quoted, as reported by the National Quotation Bureau, Incorporated, or a similar organization.
“Declaration of Trust” means the Declaration of Trust of LXP, as amended or restated from time to time.

“Delaware Secretary” means the Secretary of State of the State of Delaware.

“Depreciation” means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Effective Date” shall mean December 30, 2013, the date of the filing of the LCIF Merger Certificate with the Delaware Secretary.

“Effective Time” shall mean 4:00 p.m., on December 30, 2013, as provided in the LCIF Merger Certificate filed with the Delaware Secretary.

“Expansion Limited Partner” means a Person admitted to the Partnership as an Expansion Limited Partner pursuant to the Prior LCIF I Agreements and who is shown as such on the books and records of the Partnership.

“Expansion Limited Partner Interest” means a Partnership Interest of an Expansion Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Expansion Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. An Expansion Limited Partner Interest may be expressed as a number of Partnership Units.

“General Partner” shall have the meaning set forth in the introductory paragraph of this Agreement and includes any successor general partner of the Partnership admitted as such in accordance with this Agreement.

“General Partner Interest” means a Partnership Interest held by the General Partner that is a general partner interest. A General Partner Interest shall be expressed as a number of Partnership Units.

“Holders” shall have the meaning set forth in Section 2.2 hereof.

“Immediate Family” means, with respect to any natural Person, such natural Person's spouse and such natural Person's natural or adoptive parents, descendants, nephews, nieces, brothers, and sisters.

“Incapacity” or “Incapacitated” means (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any Bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator for the assets of the Partner which such appointment has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner, or (B) a director or officer of the Partnership, the General Partner, the Initial Limited Partner or LXP, and (ii) such other Persons (including Affiliates of the

Partnership, the General Partner, the Initial Limited Partner or LXP) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Limited Partner” shall have the meaning set forth in the introductory paragraph of this Agreement and includes any successor admitted as such in accordance with this Agreement.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“LCIF II” shall have the meaning ascribed to such term in the Recitals hereof.

“LCIF II Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Lepercq Corporate Income Fund II L.P., a Delaware limited partnership, as amended.

“LCIF II Units” shall have the meaning set forth in Section 2.2 hereof.

“LCIF Merger” shall have the meaning ascribed to such term in the Recitals hereof.

“LCIF Merger Agreement” shall have the meaning ascribed to such term in the Recitals hereof.

“LCIF Merger Certificate” means the Certificate of Merger of the Partnership, dated December 30, 2013, filed in the office of the Delaware Secretary on December 30, 2013 pursuant to the LCIF Merger Agreement.

“LCP” means The LCP Group, L.P.

“Level B(2) Limited Partner” means any Limited Partner determined to be a Level B(2) Limited Partner by the General Partner upon admission to the Partnership pursuant to Section 4.2.A hereof or otherwise determined to be a Level B(2) Limited Partner by the General Partner as permitted hereby.

“Limited Partner Interest” means a Partnership Interest held by a Limited Partner in the Partnership that is a limited partner interest. A Limited Partner Interest shall be expressed as a number of Partnership Units.

“Limited Partners” means the Initial Limited Partners, the Special Limited Partners and the other Additional Limited Partners.

“Liquidating Events” shall have the meaning set forth in Section 13.1 hereof.

“Liquidator” shall have the meaning set forth in Section 13.2 hereof.

“LP Supplement” shall have the meaning set forth in Section 4.2 hereof.

“LPM Limited Partner” means a Person admitted to the Partnership as an LPM Limited Partner pursuant to the Prior LCIF I Agreements and who is shown as such on the books and records of the Partnership.

“LPM Limited Partner Interest” means a Partnership Interest of an LPM Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all LPM Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. An LPM Limited Partner Interest may be expressed as a number of Partnership Units.

“LXP” means Lexington Realty Trust (f/k/a/ Lexington Corporate Properties, Inc.), a Maryland statutory real estate investment trust which is the sole stockholder of the General Partner and the Initial Limited Partner.

“Merger Consideration” shall have the meaning set forth in Section 2.2 hereof.

“Montgomery Limited Partner” means a Person admitted to the Partnership as a Montgomery Limited Partner pursuant to the Prior LCIF I Agreements and who is shown as such on the books and records of the Partnership.

“Montgomery Limited Partner Interest” means a Partnership Interest of a Montgomery Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Montgomery Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Montgomery Limited Partner Interest may be expressed as a number of Partnership Units.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“Nonrecourse Built-In Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit D to this Agreement.

“NYSE” means the New York Stock Exchange.

“Operating Cash Flow” means, for any period, operating revenue from leases on real property investments, partnership distributions with respect to partnerships in which the Partnership has interests, and interest on uninvested funds and other cash investment returns, less operating expenses, capital expenditures and regularly scheduled principal and interest payments (exclusive of balloon payments due at maturity) on outstanding mortgage and other indebtedness. The General Partner may, in its discretion, reduce Operating Cash Flow for any period by an amount determined by the General Partner to be necessary to fund reserves required by the Partnership.

“Original Certificate” shall have the meaning ascribed to such term in the Recitals hereof.

“Original LCIF II Certificate” shall have the meaning ascribed to such term in the Recitals hereof.

“Pacific Place Limited Partner” means a Person admitted to the Partnership as a Pacific Place Limited Partner pursuant to the Prior LCIF I Agreements and who is shown as such on the books and records of the Partnership.

“Pacific Place Limited Partner Interest” means a Partnership Interest of a Pacific Place Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Pacific Place Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Pacific Place Limited Partner Interest may be expressed as a number of Partnership Units.

“Partner” means a General Partner, the Initial Limited Partner, any Special Limited Partner or any Additional Limited Partner and “Partners” means the General Partner, the Limited Partner, the Special Limited Partners and any Additional Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means Lepercq Corporate Income Fund L.P., a Delaware limited partnership, together with its predecessors in interest.

“Partnership Interest” means an ownership interest in the Partnership representing a Capital Contribution by a Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest shall be expressed as a number of Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the distribution of Operating Cash Flow pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by LXP for a distribution to its stockholders of some or all of such distribution.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Phoenix I Limited Partner” means a Person admitted to the Partnership as a Phoenix I Limited Partner pursuant to the Prior LCIF I Agreements and who is shown as such on the books and records of the Partnership.

“Phoenix I Limited Partner Interest” means a Partnership Interest of a Phoenix I Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Phoenix I Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Phoenix I Limited Partner Interest may be expressed as a number of Partnership Units.

“Phoenix II Limited Partner” means a Person admitted to the Partnership as a Phoenix II Limited Partner pursuant to the Prior LCIF II Agreements and the LCIF Merger and who is shown as such on the books and records of the Partnership.

“Phoenix II Limited Partner Interest” means a Partnership Interest of a Phoenix II Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Phoenix II Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Phoenix II Limited Partner Interest may be expressed as a number of Partnership Units.

“Prior Agreements” means the Prior LCIF I Agreements and the Prior LCIF II Agreements.

“Prior LCIF I Agreements” shall have the meaning ascribed to such term in the Recitals hereof.

“Prior LCIF II Agreements” shall have the meaning ascribed to such term in the Recitals hereof.

“Property Limited Partner” means a Person admitted to the Partnership as a Property Limited Partner pursuant to the Prior LCIF I Agreements and who is shown as such on the books and records of the Partnership.

“Property Limited Partner Interest” means a Partnership Interest of a Property Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Property Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Property Limited Partner Interest may be expressed as a number of Partnership Units.

“Recapture Income” means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Red Butte Limited Partner” means a Person admitted to the Partnership as a Red Butte Limited Partner pursuant to the Prior LCIF I Agreements and who is shown as such on the books and records of the Partnership.

“Red Butte Limited Partner Interest” means a Partnership Interest of a Red Butte Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Red Butte Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Red Butte Limited Partner Interest may be expressed as a number of Partnership Units.

“Redeeming Partner” shall mean either a Special Redeeming Partner or an Additional Redeeming Partner, as the case may be.

“Redemption Amount” means the number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Redemption Factor; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”) then the Redemption Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

“Redemption Factor” means 1.126, provided that in the event that LXP (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT

Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Redemption Factor shall be adjusted by multiplying the Redemption Factor in effect immediately before such event by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend distribution, subdivision or combination. Any adjustment to the Redemption Factor (x) with respect to clause (i) of the immediately preceding sentence, shall become effective immediately after the effective date of such event retroactive to the day after the record date, if any, for such event, and (y) with respect to clauses (ii) or (iii) of the immediately preceding sentence, shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

“Redemption Right” shall mean either the Special Limited Partner Redemption Right or the Additional Limited Partner Redemption Right, as the case may be.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT Dividend Limited Partner Unit Distribution Amounts” means such amounts of distributions for each REIT Dividend Limited Partner Unit that is equal to (x) the amount of cash distributions made in respect of one REIT Share outstanding on any given date multiplied by (y) the Redemption Factor on the applicable record date, such amount of REIT Dividend Limited Partner Unit Distribution Amounts being adjusted from time to time in accordance with the Redemption Factor.

“REIT Dividend Limited Partner Units” shall mean those Partnership Units issued to REIT Dividend Limited Partners pursuant to Section 4.1 and 4.2.

“REIT Dividend Limited Partners” means the Special Limited Partners, the Property Limited Partners, the Dubuque Limited Partners, the Pacific Place Limited Partners, the Phoenix I Limited Partners, the Savannah Limited Partners, the Anchorage Limited Partners, the Columbia Limited Partners, the LPM Limited Partners, the 12/31/2003 Limited Partners, the Montgomery Limited Partners, the Westport Limited Partners, the Scannell Limited Partners and any other Limited Partner determined to be a REIT Dividend Limited Partner by the General Partner upon admission to the Partnership pursuant to Section 4.2.A hereof or otherwise determined to be a REIT Dividend Limited Partner by the General Partner as permitted hereby.

“REIT Share” shall mean a common share of LXP, $.0001 par value. A REIT Share shall also mean an excess share of LXP, $.0001 par value, issued in exchange or upon conversion of a common share of LXP under the circumstances contemplated by the Declaration of Trust.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B(i)(1) or 2.B(ii)(1) of Exhibit C to eliminate Book-Tax Disparities.

“Savannah Limited Partner” means a Person admitted to the Partnership as a Savannah Limited Partner pursuant to the Prior LCIF I Agreements and who is shown as such on the books and records of the Partnership.
“Savannah Limited Partner Interest” means a Partnership Interest of a Savannah Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Savannah Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Savannah Limited Partner Interest may be expressed as a number of Partnership Units.

“Scannell Limited Partner” means a Person admitted to the Partnership as a Scannell Limited Partner pursuant to the Prior LCIF II Agreements and the LCIF Merger and who is shown as such on the books and records of the Partnership.

“Scannell Limited Partner Interest” means a Partnership Interest of a Scannell Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Scannell Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Scannell Limited Partner Interest may be expressed as a number of Partnership Units.

“Series C Preferred Units” means a series of preferred Partnership Units designated as “Series C Preferred Units.”

“Shared Debt” means certain of LXP’s corporate level borrowings for which the Partnership is a co-borrower, co-obligor or guarantor.

“Special Limited Partner” means a Person admitted to the Partnership as a Special Limited Partner pursuant to the Prior Agreements or as a result of the LCIF Merger, and who is shown as such on the books and records of the Partnership.

“Special Limited Partner Interest” means a Partnership Interest of the Special Limited Partners in the Partnership representing a fractional part of the Partnership Interests of all Special Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Special Limited Partner Interest may be expressed as a number of Partnership Units.

“Special Limited Partner Redemption Right” shall have the meaning set forth in Section 8.4 hereof.

“Special Redeeming Partner” shall have the meaning set forth in Section 8.4 hereof.

“Specified Redemption Date” means the tenth (10th) Business Day after receipt by the General Partner and LXP of a Notice of Redemption.

“Subsequent Partner” means a Person admitted to the Partnership as a Partner after the date hereof through the sale or issuance by the Partnership of additional Partnership Interests and not through the transfer of existing Partnership Interests.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Additional Limited Partner” means a Person who is admitted as an Additional Limited Partner to the Partnership pursuant to Section 11.4.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Unit Consideration” shall have the meaning set forth in Section 2.2 hereof.

“Unit Consideration LT” shall have the meaning set forth in Section 2.2 hereof.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

“Warren Limited Partner” means a Person admitted to the Partnership as a Warren Limited Partner pursuant to the Prior LCIF II Agreements and the LCIF Merger and who is shown as such on the books and records of the Partnership.

“Warren Limited Partner Interest” means a Partnership Interest of a Warren Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Warren Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Warren Limited Partner Interest may be expressed as a number of Partnership Units.

“Westport Limited Partner” means a Person admitted to the Partnership as a Westport Limited Partner pursuant to the Prior LCIF I Agreements and who is shown as such on the books and records of the Partnership.

ARTICLE 2
ORGANIZATIONAL MATTERS

SECTION 2.1        Organization

A.The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in the Prior Agreements and is currently operating under the terms and conditions of this Agreement. The Partners hereby amend and restate the Prior Agreements in their entirety as of the date hereof to reflect the LCIF Merger and the other terms set forth herein. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

SECTION 2.2         LCIF Merger

A.The General Partner, in its capacity as the general partner of the Partnership, and LCIF II, with the approval of the holders of a majority of the outstanding Partnership Units held by the Special Limited Partners of each of the Partnership and LCIF II, authorized and approved the LCIF Merger and executed and delivered to the other party the LCIF Merger Agreement. At the Effective Time, (i) LCIF II merged with and into the Partnership, whereupon the separate existence of LCIF II ceased and (ii) the Partnership continued as the surviving limited partnership of the LCIF Merger.

B.At the Effective Time, by virtue of the LCIF Merger and without any action on the part of the holders (“Holders”) of Partnership Units in the Partnership or partnership units in LCIF II (“LCIF II Units”):

(1)Each LCIF II Unit issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive the following merger consideration (the “Merger Consideration”): (i) an amount of cash (the “Cash Consideration”), payable in United States Dollars, equal to the product of (A) the closing price of a REIT Share (as defined in the LCIF II Partnership Agreement) on the New York Stock Exchange, on the Effective Date multiplied by (B) the Redemption Factor (as defined in the LCIF II Partnership Agreement), for each of the Holders of LCIF II Units as of the Effective Time who either (1) is not an Accredited Investor (as defined in the LCIF Merger Agreement) and delivers a Cash Consideration letter of transmittal attached as Exhibit B to the LCIF Merger Agreement (“Cash Consideration LT”) to LCIF and LXP on or prior to February 1, 2014 or (2) fails to deliver a Cash Consideration LT or a Unit Consideration LT (defined below) to the Partnership and LXP on or prior to February 1, 2014, and (ii) Partnership Units on a one for one basis having the rights and privileges set forth in this Agreement (the “Unit Consideration”), for Holders of LCIF II Units as of the Effective Time who are Accredited Investors and deliver a Unit Consideration letter of transmittal in the form of Exhibit C attached to the LCIF Merger Agreement (a “Unit Consideration LT”) to the Partnership and LXP on or prior to February 1, 2014; with each general partner interest in LCIF II converting into a General Partner Interest in the Partnership, each limited partner interest in LCIF II (held by a Holder who has the right to receive the Unit Consideration) converting into an equivalent Limited Partner Interest in the Partnership, including the Initial Limited Partner’s initial limited partner interest in LCIF II converting into an equivalent Initial Limited Partner Interest in the Partnership, the special limited partner interest of each special limited partner in LCIF II (held by a Holder who has the right to receive the Unit Consideration) converting into an equivalent Special Limited Partner Interest in the Partnership, and the additional limited partner interest of each other additional limited partner in LCIF II (held by a Holder who has the right to receive the Unit Consideration) converting into an equivalent Additional Limited Partner Interest in the Partnership having terms and conditions consistent with the additional limited partner interest of such additional limited partner in LCIF II; and each preferred partnership unit designated as “Series C Preferred Units” of LCIF II converting into a preferred Partnership Unit in the designated “Series C Preferred Units” of the Partnership, in each case as set forth in this Agreement.

(2)Each Holder of LCIF II Units who receives the Unit Consideration shall, by virtue of the LCIF Merger and effective as of the Effective Time, be admitted to the Partnership as a limited partner of the Partnership in respect of the Partnership Units comprising its Unit Consideration pursuant to the LCIF Merger Agreement and in accordance with Section 17-301(b)(3) of the Act and as reflected in this Agreement.

(3)Holders of LCIF II Units shall (i) not be entitled to any further distributions from LCIF II and (ii) to the extent that they receive the Unit Consideration shall be entitled to receive future distributions from the Partnership in accordance with this Agreement beginning with the distribution for the quarter ending December 31, 2013.

C.(1)    From and after the Effective Time, (i) the Holders of the LCIF II Units issued and outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such LCIF II Units except as otherwise provided in the LCIF Merger Agreement or by law, (ii) the LCIF II Units shall be deemed to represent only the right to receive the applicable Merger Consideration, and (iii) the transfer books of LCIF II will be closed and there will be no further registration of transfers of LCIF II Units that were issued and outstanding prior to the Effective Date.

(2)    In order to receive the Merger Consideration described herein, Holders of LCIF II Units shall be required to deliver a duly completed and executed Cash Consideration LT or Unit Consideration LT, as applicable, to the Partnership and LXP. Upon receipt by the Partnership of a duly completed and executed Cash Consideration LT or Unit Consideration LT, as applicable, from a Holder of LCIF II, such Holder shall be entitled to receive, at the later of (x) the Effective Time, or (y) following receipt from such Holder of a duly completed and executed Cash Consideration LT or Unit Consideration LT, as applicable, the Merger Consideration either in the form of the Cash Consideration, or, if such Holder timely delivers a Unit Consideration LT, in the form of the Unit Consideration.
D.All Partnership Units outstanding immediately prior to the Effective Time shall remain issued and outstanding with no change thereto, subject to the terms and conditions of this Agreement.

SECTION 2.3        Name

The name of the Partnership is Lepercq Corporate Income Fund L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time.

SECTION 2.4         Registered Office and Agent Principal Office

The address of the registered office of the Partnership in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is located at One Penn Plaza, Suite 4015, New York, New York 10119-4015, and may be changed to such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

SECTION 2.5         Term

The term of the Partnership commenced on March 14, 1986, the date the Certificate was initially filed in the office of the Delaware Secretary in accordance with the Act and shall continue indefinitely, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

ARTICLE 3
PURPOSE

SECTION 3.1         Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided that such business shall be limited to and conducted in such a manner as to permit LXP at all times to be classified as a REIT, unless LXP ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting LXP's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that LXP's status as a REIT inures to the benefit of all the Partners and not solely to LXP.

SECTION 3.2         Powers

A. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of LXP, in its sole and absolute discretion, (i) could adversely affect the ability of LXP to continue to qualify as a REIT under Section 856 and 857 of the Code, (ii) could subject LXP to any additional taxes under any Section of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over LXP or its securities, unless such action (or inaction) shall have been specifically consented to by LXP in writing.

B. Notwithstanding anything to the contrary that may be contained herein, the Partnership had and continues to have the power and authority to execute, acknowledge, verify, deliver, file and record any and all documents and instruments, including the LCIF Merger Agreement and the LCIF Merger Certificate, and to perform any and all acts required by applicable law or which were or may be necessary or advisable in order to give effect to the consummation of the LCIF Merger.

C. Notwithstanding anything to the contrary that may be contained herein, Shared Debt shall be allocated among LXP and the Partnership based on their gross rental revenues as ultimately determined by LXP. Nothing herein shall impact any joint and several liability or any guaranty, as applicable, with respect to such Shared Debt.

ARTICLE 4
CAPITAL CONTRIBUTIONS

SECTION 4.1         Capital Contributions of the Partners

As of the date of this Agreement, (i) the Partners shall be deemed to have made the Capital Contributions set forth in Exhibit A to this Agreement and (ii) each Partner shall own Partnership Units in the amount set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth for such Partner in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, Capital Events, the issuance of additional Partnership Units or similar events having an effect on a Partner's Percentage Interest. Except as provided in Sections 4.2 and 10.4, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

SECTION 4.2         Issuances of Additional Partnership Interests

A.The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners or other Persons additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing Partnership Interests and Partnership Units, all as shall be determined by the General Partner in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests and Partnership Units, (ii) the right of each such class or series of Partnership Interests and Partnership Units to share in Partnership distributions, (iii) the redemption rights, if any, of each such class or series of Partnership Interests and Partnership Units, (iv) the rights of each such class or series of Partnership Interests and Partnership Units upon dissolution and liquidation of the Partnership and (v) any other terms, designations, preferences, rights, powers and duties of each such class or series of Partnership Interests and Partnership Units, in each case as set forth in a supplement to this Agreement (an “LP Supplement”), which shall be deemed to amend and supplement this Agreement and form a part hereof as if set forth directly herein.

B.Notwithstanding any provision of Section 4.2.A to the contrary, no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner, the Initial Limited Partner, LXP or any of their Subsidiaries unless

(1)(a) the additional Partnership Interests are issued in connection with an issuance of shares of LXP, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner, the Initial Limited Partner, LXP or any of their Subsidiaries in accordance with Section 4.2.A, and (b) LXP through the General Partner or the Initial Limited Partner makes a Capital Contribution to the Partnership of a corresponding amount from the proceeds raised in connection with the issuance of such shares of LXP;

(2)the additional Partnership Interests are General Partner Interests or Limited Partner Interests issued in consideration for a contribution by the General Partner, the Initial Limited Partner, LXP or any of their Subsidiaries of cash or other assets and the number of Partnership Units issued does not exceed the amount of such cash or the Agreed Value of such contributed assets divided by the Daily Market Price of the REIT Shares on the date such Capital Contribution is effective; or

(3)the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

ARTICLE 5
DISTRIBUTIONS

SECTION 5.1         Requirement and Characterization of Distributions

A.General. The General Partner shall distribute quarterly an amount equal to 100% of the Operating Cash Flow generated by the Partnership during such quarter to the Partners, who are Partners on the Partnership Record Date with respect to such quarter in accordance with the remainder of this Section 5.1: provided, that in no event may a Partner receive a distribution of Operating Cash Flow with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Operating Cash Flow with respect to a REIT Share for which such Partnership Unit has been redeemed or exchanged.

B.Distributions of Operating Cash Flow shall first be made to the following Partners in the following manner:

(1)    First, to the following Partners pro rata in accordance with their respective rights to distributions as set forth herein (including for the avoidance of doubt the LP Supplements hereto):

a.REIT Dividend Limited Partners. For purposes of this Section 5.1, each REIT Dividend Limited Partner (other than LCP) shall be entitled to receive distributions with respect to each Partnership Unit held by such REIT Dividend Limited Partner equal to the REIT Dividend Limited Partner Unit Distribution Amount.

b.Red Butte Limited Partners. Each Red Butte Limited Partner's share of Operating Cash Flow (other than LCP, in its capacity as a Red Butte Limited Partner) shall be limited to a cash distribution of $0.27 per Partnership Unit per quarter ($1.08 per Partnership Unit per annum) commencing with the quarter when such Red Butte Limited Partner was admitted to the Partnership, provided, that if LXP reduces its dividend below $1.08 per REIT Share per annum since such admission then the distribution to which each Red Butte Limited Partner is entitled shall be reduced by the percentage reduction in the LXP dividend.

c.Expansion Limited Partners. Each Expansion Limited Partner’s share of Operating Cash Flow (other than LCP, in its capacity as an Expansion Limited Partner) shall be limited to a cash distribution of $0.28 per Partnership Unit per quarter ($1.12 per Partnership Unit per annum) commencing with the quarter when such Expansion Limited Partner was admitted to the Partnership, provided, that if LXP reduces its dividend below $1.12 per REIT Share per annum since such admission then the distribution to which each Expansion Limited Partner is entitled shall be reduced by the percentage reduction in the LXP dividend.

d.Phoenix II Limited Partners and Warren Limited Partners. The Phoenix II Limited Partners and Warren Limited Partners (excluding LCP, in its capacity as a Phoenix II Limited Partner) shall receive a share of Operating Cash Flow equal to a cash distribution of $0.29 per Partnership Unit per quarter ($1.16 per Partnership Unit per annum) commencing with the quarter when such Phoenix II Limited Partners and Warren Limited Partners were admitted to the Partnership, provided, that if LXP reduces its dividend below $1.16 per REIT Share per annum since such admission then the distribution to which such Phoenix II Limited Partners and Warren Limited Partners are entitled shall be reduced by the percentage reduction in the LXP dividend, and provided, further, that if LXP increases its dividend above $1.16 per REIT Share per annum since such admission then the distributions to which such Phoenix II Limited Partners and Warren Limited Partners are entitled shall be increased by the percentage increase in the LXP dividend.

(2)    Second to LCP in its capacity as an Additional Limited Partner and the Level B(2) Limited Partners, pro rata in accordance with their respective rights to distributions as set forth in this Section 5.1.B(2) (including for the avoidance of doubt the LP Supplements hereto):

a.LCP shall be entitled to receive distributions with respect to each Partnership Unit equal to the distributions per Unit of the specified type of Additional Limited Partner with respect to which LCP received and holds such Units, including as a Special Limited Partner, REIT Dividend Limited Partner, Red Butte Limited Partner, Expansion Limited Partner and Phoenix II Limited Partner.

b.Each Level B(2) Limited Partner shall be entitled to receive distributions with respect to each Partnership Unit held by such Level B(2) Limited Partner equal to the REIT Dividend Limited Partner Unit Distribution Amounts (calculated as if it were a REIT Dividend Limited Partner for purposes thereof).

(3)    Last, any remaining amount, to the General Partner and Initial Limited Partner, pro rata in accordance with their respective Percentage Interests, determined as a percentage of total Partnership Units held by the General Partner and Initial Limited Partner.

SECTION 5.2         Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocations, payment or distribution to the Partners or the Assignees shall be treated as amounts distributed to the Partners or the Assignees pursuant to Section 5.1 for all purposes under this Agreement.

SECTION 5.3         Distributions Upon Liquidation

Proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 13.2.

ARTICLE 6
ALLOCATIONS

SECTION 6.1        Allocations For Capital Account Purposes

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

A.Net Income. After giving effect to the special allocations set forth in Exhibit C, allocations of Net Income (or items thereof) shall be made in the following manner:

a.First, to the Additional Limited Partners (excluding LCP and the Level B(2) Limited Partners), each in their capacity as a specified type of Additional Limited Partner (e.g., REIT Dividend Limited Partner, Property Limited Partners, Special Limited Partners, Red Butte Limited Partners, Expansion Limited Partners, the Phoenix II Limited Partners and

the Warren Limited Partners, pro rata in accordance with and to the extent of their relative rights to distributions as set forth herein,

b.Second, to LCP and the Level B(2) Limited Partners in their capacity as an Additional Limited Partner (in accordance with and to the extent of its rights to distributions in its capacity as a specified type of Additional Limited Partner (e.g., as a Special Limited Partner, REIT Dividend Limited Partner, Red Butte Limited Partner, and so forth)), pro rata in accordance with and to the extent of their relative rights to distributions, as set forth herein, and

c.then to the General Partner and the Initial Limited Partner in accordance with their respective Percentage Interests (determined as a percentage of total Partnership Units held by the General Partner and the Initial Limited Partner);

provided, that, each Additional Limited Partner will be allocated taxable income in an amount equal to the cash distributions received pursuant to Section 5.1 hereof.

B.Net Losses. After giving effect to the special allocations set forth in Exhibit C, 100% of the Net Losses shall be allocated to the General Partner and the Initial Limited Partner in accordance with their respective Percentage Interests (determined as a percentage of total Partnership Units held by the General Partner and the Initial Limited Partner).

C.Certain Allocations. For purposes of Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of the amount of Partnership Minimum Gain and the total amount of Nonrecourse Built-In Gain shall be allocated first to account for any income or gain to be allocated to the Additional Limited Partners pursuant to Sections 2.B and 2.D of Exhibit C and the allocations herein, and then among the Partners in accordance with their respective Percentage Interests, or as is otherwise permissible in accordance with Regulation Section 1.752-3(a)(3). For the avoidance of doubt, this Section and any other applicable provision of this Agreement, including any Exhibits hereof or thereof, shall be interpreted as specifying the allocations of excess Nonrecourse Liabilities, as determined by the General Partner from time to time, that are intended to reflect the Partners’ respective shares of Partnership profits for purposes of Regulation Section 1.752-3(a)(3).

ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS

SECTION 7.1        Management

A.Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner. The Limited Partners shall not have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(1)the execution, acknowledgement, verification, delivery, filing and recording, for and in the name of the Partnership, and, to the extent necessary, the General

Partner and the Initial Limited Partner, of any and all documents and instruments, including the LCIF Merger Agreement and the performance of any and all acts required by applicable law or which GP-1 deems necessary or advisable in order to give effect to the consummation of the LCIF Merger;

(2)the making of any expenditures, the lending, borrowing or guarantee of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit LXP (so long as LXP qualifies as a REIT) in general, including, without limitation, to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code), to make distributions to its stockholders sufficient to permit LXP to maintain REIT status), the incurrence of inter-company indebtedness and the assumption or guarantee of, or other contracting for, indebtedness and other liabilities;

(3)the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3 hereof);

(4)the use of the assets of the Partnership for any purpose consistent with the terms of this Agreement and on any terms the General Partner sees fit, and the making of capital contributions or loans to its Subsidiaries;

(5)the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

(6)the negotiation, execution and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement;

(7)the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(8)the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies or joint ventures that the General Partner deems desirable;

(9)the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(10)the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;
(11)the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership; and

(12)the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

B.    At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

C.    At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain any and all reserves, working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole discretion, deems appropriate and reasonable from time to time.

D.    In exercising its authority under this Agreement, the General Partner may, but shall not be obligated to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not, however, have liability to an Additional Limited Partner under any circumstances as a result of an income tax liability incurred by such Additional Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

E.Notwithstanding anything to the contrary that may be contained herein, the General Partner may allocate Shared Debt among LXP and the Partnership based on their gross rental revenues as ultimately determined by LXP. Nothing herein shall impact any joint and several liability or any guaranty, as applicable, with respect to such Shared Debt.

SECTION 7.2        Certificate of Limited Partnership

To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the partnership may elect to do business or own property. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

SECTION 7.3        Restrictions on Authority

    Without the consent of holders of a majority of the outstanding Partnership Units held by the Special Limited Partners, the General Partner may not consent to the Partnership participating in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets.

SECTION 7.4        Reimbursement of LXP

A.Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B.LXP and the General Partner shall be reimbursed on a monthly basis, or such other basis as LXP may determine in its sole and absolute discretion, for all expenses LXP incurs relating to the ownership and operation of, or for the benefit of, the Partnership; provided that the allocation of such reimbursement for all joint administrative expenses shall be based on the relative proportion that the gross revenues of LXP and its consolidated Subsidiaries (other than the Partnership and its consolidated Subsidiaries) bears to the gross revenues of the Partnership and its consolidated Subsidiaries (the “Allocation Percentage”). Such reimbursements shall be in addition to any reimbursement to LXP or the General Partner as a result of indemnification pursuant to Section 7.6 hereof.

C.LXP shall also be reimbursed by the Partnership for the Allocation Percentage of all expenses LXP incurs relating to the reorganization of LXP, the Partnership, the General Partner and the Limited Partner, and any other issuance of REIT Shares pursuant to Section 4.2 hereof.

D.In the event that LXP shall elect to purchase from stockholders REIT Shares pursuant to any stock repurchase program or for the purpose of delivering such REIT Shares to satisfy an obligation under Section 8.4 of this Agreement, any dividend reinvestment program adopted by LXP, any employee stock purchase plan adopted by LXP, or any other similar obligation or arrangement undertaken by LXP in the future, the purchase price paid by LXP for such REIT Shares and any other expenses incurred by LXP in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to LXP to such extent, subject to the condition that, if such REIT Shares are sold, the General Partner shall contribute to the Partnership, through the General or Limited Partner, any proceeds received by the General Partner for such REIT Shares (provided that REIT Shares delivered to an Additional Limited Partner in exchange for Partnership Units pursuant to Section 8.4 shall not be considered a sale of REIT Shares for such purpose).

SECTION 7.5	Outside Activities of and Participation in Other Transactions by the General Partner and Initial Limited Partner

Without the consent of holders of a majority of the outstanding Partnership Units held by the Special Limited Partners, LXP agrees that it will not (i) permit the General Partner or the Initial Limited Partner to issue additional shares of capital stock, as applicable, of the General Partner or the Initial Limited Partner (other than to LXP or a wholly-owned Subsidiary of LXP), (ii) assign, sell, pledge, hypothecate or otherwise transfer any outstanding shares of capital stock in the General Partner or in the Initial Limited Partner (other than to LXP or a wholly-owned Subsidiary of LXP), (iii) permit the General Partner or the Initial Limited Partner to incur any indebtedness (other than inter-company indebtedness) or to engage in any business other than to hold and own the Partnership Interests in the Partnership or (iv) allow or consent to any merger, consolidation or other combination of the General Partner or the Initial Limited Partner with or into another Person (other than LXP or a wholly-owned Subsidiary of LXP) or the sale of all or substantially all of its assets. Notwithstanding the foregoing, nothing contained herein shall limit the activities of LXP and its Subsidiaries (other than the General Partner and the Initial Limited Partner) or shall prevent the General Partner from serving as a general partner in Lexington Tennessee Holdings L.P. or any activities related thereto that would otherwise require the consent of the holders of a majority of the outstanding Partnership Units held by the Special Limited Partners pursuant to this Section 7.5.

SECTION 7.6        Indemnification

A.The Partnership shall indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the Mergers or to the operations of the Partnership as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided that the Partnership shall not indemnify an Indemnitee for such Indemnitee's breach of duty of loyalty to the Partnership or for acts or omissions not taken by the Indemnitee in good faith or which involve intentional misconduct or a knowing violation of law or in which such Indemnitee received an improper personal benefit. The General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.6.A that the Partnership indemnify each Indemnitee to the fullest extent permitted under the Act. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.6.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.6.A with respect to the subject matter of such proceeding.

B.Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.6.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise.

D.The Partnership may, but shall not be obligated to, purchase and maintain insurance on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

F.The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

SECTION 8.1        Management of Business

The Limited Partners and Assignees shall not take part in the operation, management or control of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General
Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

SECTION 8.2        Outside Activities of Additional Limited Partners

Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Additional Limited Partner or Assignee. None of the Additional Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner and the Initial Limited Partner to the extent expressly provided herein) and such Person shall have no obligation pursuant to this Agreement or otherwise to offer any interest in any such business ventures to the Partnership, any Additional Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Additional Limited Partner, or such other Person, could be taken by such Person.

SECTION 8.3        Return of Capital

Except pursuant to the right of redemption set forth in Section 8.4, no Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.

SECTION 8.4        Redemption Rights

A. Subject to Section 8.4.C, each Special Limited Partner shall have the right (the “Special Limited Partner Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Special Limited Partner for the Redemption Amount to be delivered by the Partnership. The Special Limited Partner Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner and LXP by the Special Limited Partner who is exercising the Special Limited Partner Redemption Right (the “Special Redeeming Partner”). A Special Limited Partner may not exercise the Redemption Right for fewer than one thousand (1,000) Partnership Units or, if such Special Limited Partner holds fewer than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Special Limited Partner. The Special Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date. The Assignee of any Special Limited Partner may exercise the rights of such Special Limited Partner pursuant to this Section 8.4, and such Special Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Special Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Special Limited Partner, the

Redemption Amount shall be delivered by the Partnership directly to such Assignee and not to such Special Limited Partner.

B.Subject to Section 8.4.D, on any Specified Redemption Date, each Additional Limited Partner (other than a Special Limited Partner) shall have the right (the “Additional Limited Partner Redemption Right”) to require the Partnership to redeem on such Specified Redemption Date, the Partnership Units held by such Additional Limited Partner for the Redemption Amount to be delivered by the Partnership; provided, however, that such Additional Redeeming Partner (as defined below) must redeem a number of Partnership Units equal to at least the lesser of (i) 1,000 Partnership Units, or (ii) all of the Partnership Units held by such Partner. The Additional Limited Partner Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner and LXP by the Additional Limited Partner who is exercising the redemption right (the “Additional Redeeming Partner”). The Additional Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date. The Assignee of any Additional Limited Partner may exercise the rights of such Additional Limited Partner pursuant to this Section 8.4.B, and such Additional Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Additional Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Additional Limited Partner, the Redemption Amount or Cash Redemption Amount, if applicable, shall be delivered by the Partnership directly to such Assignee and not to such Additional Limited Partner.

Notwithstanding any other provision herein, the Partnership may deliver the Cash Redemption Amount, instead of the Redemption Amount, in connection with any Additional Limited Partner Redemption Right by a Cash Redeeming Limited Partner.

C.LXP entered into a Guaranty Agreement with the Partnership, pursuant to which LXP guaranteed the obligations of the Partnership under Section 8.4.A and arranged for the delivery, if the Partnership is unable, of the Redemption Amount on the Specified Redemption Date, whereupon LXP or, if specified by LXP, the General Partner shall acquire the Partnership Units offered for redemption by the Special Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. Each of the Special Redeeming Partner, LXP, the Partnership, and the General Partner shall treat the transaction between LXP and the Special Redeeming Partner as a sale of the Special Redeeming Partner's Partnership Units to LXP or the General Partner, as the case may be, for federal income tax purposes. Each Special Redeeming Partner agrees to execute such documents as LXP or the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Special Limited Partner Redemption Right.

D.LXP entered into a Guaranty Agreement with the Partnership (and its successors), pursuant to which LXP guaranteed the obligations of the Partnership under Section 8.4.B to pay the Redemption Amount or the Cash Redemption Amount, if applicable, on the Specified Redemption Date, whereupon the Partnership shall acquire the Partnership Units offered for redemption by the Additional Redeeming Partners. Each of the Additional Redeeming Partners, LXP, the Partnership, and the General Partner shall treat the transaction between LXP and the Additional Redeeming Partner as a sale of the Additional Redeeming Partner's Partnership Units to LXP or the General Partner, as the case may be, for federal income tax purposes. Each Additional Redeeming Partner agrees to execute such documents as the Partnership may reasonably require in connection with the issuance of REIT Shares upon exercise of the Additional Limited Partner Redemption Right.

E.Following the date that at least 50% of the Partnership Units held by the Special Limited Partners immediately following October 12, 1993 have been redeemed in accordance with the provisions of Section 8.4, LXP or the General Partner may require the remaining Special Limited Partners to redeem their Partnership Units for the Redemption Amount to be delivered by the Partnership. The right of LXP or the General Partner under this Section 8.4.E shall be exercised pursuant to a notice delivered to all remaining Special Limited Partners. Such redemption shall be effective on the date specified in the notice, which date shall be at least 30 days after the notice is sent to the Special Limited Partners.

At any time that (i) LXP shall be considering a sale of all or substantially all of its assets, or a merger, consolidation, stock issuance, stock redemption or other similar transaction that would result in a change in the beneficial ownership of LXP by 50% or more, or (ii) the Partnership shall be considering a sale of all or substantially all of its assets or a merger, consolidation, or issuance or redemption of partnership interests which would result in a change in the beneficial ownership of the Partnership’s capital or profits of 50% or more, then the General Partner shall have the right to redeem the Partnership Units held by all, but not less than all, of the Additional Limited Partners (other than the Special Limited Partners) for the Redemption Amount provided that such redemption is contingent upon the completion of such transaction. In such event, the General Partner shall provide notice to the Limited Partners and such Limited Partners shall be required to surrender their Partnership Units for cancellation. The rights of such Additional Limited Partners shall be limited to the receipt of the Redemption Amount.

F.Subject to the limitations imposed by the Securities Act of 1933 and the rules and regulations promulgated thereunder and by the U.S. Securities and Exchange Commission, the Partnership covenants to use its commercially reasonable efforts to cause the registration of any REIT Shares issued in connection with a redemption in such a manner as is required so that the REIT Shares issued in connection with such redemption are freely transferable. In connection with any REIT Shares delivered to any Additional Limited Partner upon the redemption of Partnership Units held by such Additional Limited Partner, it is intended that such Additional Limited Partner be able to resell publicly such REIT Shares pursuant to the provisions of Rule 144 under the Securities Act of 1933, but without the need to comply with the holding period requirements of Rule 144(d). To the extent that counsel to LXP reasonably determines that resales of any such REIT Shares cannot be made pursuant to the provisions of Rule 144, and without the need to comply with the holding period requirements of Rule 144(d), LXP agrees, at its sole cost and expense, if requested by Special Limited Partners representing a majority of the Partnership Units (including REIT Shares delivered upon exchange of such Partnership Units) held by such Special Limited Partners, or by Additional Limited Partners representing a majority of the Partnership Units (including REIT Shares delivered upon the exchange of such Partnership Units) held by such class of Additional Limited Partners, to include REIT Shares that may be (or already have been) acquired by any Special Limited Partner or any Additional Limited Partner, as the case may be, in an effective registration statement under the Securities Act of 1933; provided that LXP's obligations to include such REIT Shares in such an effective registration statement shall be conditioned upon Special Limited Partners representing a majority of the Partnership Units (including REIT Shares delivered upon exchange of such Partnership Units) held by such Special Limited Partners or, where applicable, by Additional Limited Partners representing a majority of the Partnership Units (including REIT Shares delivered upon the exchange of such Partnership Units) held by such class of Additional Limited Partners, agreeing to be bound by a customary registration rights agreements to be prepared by LXP. In addition, any Additional Limited Partner whose REIT Shares are included in such registration statement must also agree to be bound by the terms and provisions of a registration rights agreement.

G.Notwithstanding the provisions of Section 8.4.A, Section 8.4.B, Section 8.4.C and Section 8.4.D, a Subsequent Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.4.A or Section 8.4.B if the delivery of REIT Shares to such Subsequent Partner on the Specified Redemption Date would be prohibited under the Declaration of Trust and shall be subject in any event to the issuance of REIT Shares being in compliance with all applicable Federal and State securities laws.

H.Notwithstanding any other provision of this Agreement, upon the occurrence of a Capital Event prior to a Specified Redemption Date, the proceeds of which are distributed to the Partners, and ultimately proportionately to the shareholders of LXP, the Percentage Interest of each Partner shall, from the date of such Capital Event, be equal to (i) the product of (a) such Partner's Percentage Interest prior to such Capital Event and (b) the difference between (x) the fair market value of the assets of the Partnership and (y) any amounts distributed to such Partner as a result of the Capital Event, divided by (ii) the fair market value of the assets of the Partnership after such distribution. The General Partner shall adjust the number of Partnership Units owned by each Partner to appropriately reflect the adjustments made by this Section 8.4.H.

Notwithstanding anything in this Section or this Agreement to the contrary, the Partnership and LXP may, upon receipt of a timely Notice of Redemption from a Westport Limited Partner and in their sole and absolute discretion, delay the redemption of a Westport Redeeming Partner’s Partnership Units for a period of not more than thirty (30) days after the applicable Specified Redemption Date to comply with federal securities laws.

ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 9.1        Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles as determined by the General Partner, or on such other basis as the General Partner determines to be necessary or appropriate.

SECTION 9.2        Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

ARTICLE 10
TAX MATTERS

SECTION 10.1    Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within two-hundred and ten (210) days of the close of each taxable year, the tax information reasonably required by the Additional Limited Partners for federal and state income tax reporting purposes.

SECTION 10.2    Tax Elections

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided that the General Partner shall make the election under Section 754 of the Code in accordance with applicable Regulations thereunder. The General Partner shall have the right to seek to revoke any such elections (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

SECTION 10.3    Tax Matters Partner

A.The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. The tax matters partner is authorized but not required, to take any action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by law.

B.The taking of any action and the incurring of any expense by the tax matters partner in connection with any such audit or proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

C.Subject to Section 7.4 hereof, the tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

SECTION 10.4    Withholding

Each Additional Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Additional Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Additional Limited Partner pursuant to this Agreement. Any amount paid on behalf of or with respect to an Additional Limited Partner shall constitute a loan by the Partnership to such Additional Limited Partner which loan shall be repaid by such Additional Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to such Additional Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to Additional Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Additional Limited Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.

ARTICLE 11
TRANSFERS AND WITHDRAWALS

SECTION 11.1    Transfer

A. The term “transfer,” when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which a Partner purports to assign all or any part of its Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article 11 does not include any redemption of Partnership Units by an Additional Limited Partner or acquisition of Partnership Units from an Additional Limited Partner by the General Partner pursuant to Section 8.4.

B.No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

SECTION 11.2	Transfer of Partnership Interests by the General Partner and the Initial Limited Partner

A.The General Partner may not transfer any of its General Partner Interest except to LXP or a wholly-owned Subsidiary thereof. The General Partner may not withdraw as General Partner except in connection with the complete transfer of its Partnership Interest as permitted hereunder.

B.The Initial Limited Partner may not transfer any of its Partnership Interests, except to LXP or a wholly-owned Subsidiary thereof. The Initial Limited Partner may not withdraw as Initial Limited Partner except in connection with the complete transfer of its Partnership Interest as permitted hereunder.

C.If LXP acquires any or all of the Partnership Interests of the General Partner or the Initial Limited Partner as permitted hereunder, LXP agrees that it will not transfer any of its Partnership Interests, except to LXP or a wholly-owned Subsidiary thereof. LXP may not withdraw as Partner except in connection with the complete transfer of any Partnership Interest as permitted hereunder.

D.Any transferee who acquires a Partnership Interest under this Section 11.2 may become a Substituted Additional Limited Partner, or a successor General Partner upon such terms specified by the General Partner, including the delivery to the General Partner of such documents or instruments, including powers of attorney, as may be required in the discretion of the General Partner in order to effect such Person's admission as a Partner.

SECTION 11.3    Additional Limited Partners' Rights to Transfer

A.Subject to the provisions of Section 11.3.E, no Additional Limited Partner shall have the right to transfer all or any portion of its Partnership Interest, or any of such Additional Limited Partner's rights as an Additional Limited Partner, without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. Any purported transfer of a Partnership Interest by an Additional Limited

Partner in violation of this Section 11.3.A, to the fullest extent permitted by law, shall be void ab initio and shall not be given effect for any purpose by the Partnership.

B.If an Additional Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Additional Limited Partner's estate shall have all the rights of such Additional Limited Partner, but no more rights than those enjoyed by other Additional Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Additional Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of an Additional Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C.The General Partner may prohibit any transfer otherwise permitted under Section 11.3.E by an Additional Limited Partner of his Partnership Units (i) if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal, state, or foreign securities laws or regulations applicable to the Partnership or the Partnership Units or, (ii) if the transferring Additional Limited Partner, fails or is unable to obtain and deliver to the Partnership, after request therefor is made by the General Partner, a legal opinion from counsel acceptable to the General Partner, addressed to the Partnership and the General Partner, that such registration is not required in connection with such transfer and that such transfer does not violate any federal, state or foreign securities laws or regulations applicable to the Partnership or the Partnership Units.

D.No transfer by an Additional Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation or (ii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b) of the Code.

E.Notwithstanding the provisions of Section 11.3.A (but subject to the provisions of Section 11.3.C and 11.3.D), an Additional Limited Partner may, with or without the consent of the General Partner, transfer all or a portion of his Partnership Units to (i)(a) a member of his Immediate Family, or a trust for the benefit of a member of his Immediate Family, (b) an organization that qualifies under Section 501(c)(3) of the Code and that is not a private foundation within the meaning of Section 509(a) of the Code or (c) in the case of an Additional Limited Partner that is a partnership, a partner in the Additional Limited Partner in a distribution by that Additional Limited Partner to its partners under the partnership agreement of such Additional Limited Partner or (ii) a lender as security for a loan made to or guaranteed by the Additional Limited Partner, provided that in connection with any such transfer the lender does not acquire greater rights with respect to the Partnership Units than those held by the transferring Additional Limited Partner.

SECTION 11.4    Substituted Additional Limited Partners

A.No Additional Limited Partner shall have the right to substitute a transferee in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of an Additional Limited Partner pursuant to this Section 11.4 as a Substituted Additional Limited Partner which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Additional Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

B.A transferee who has been admitted as a Substituted Additional Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of the transferor Additional Limited Partner under this Agreement.

C.Upon the admission of a Substituted Additional Limited Partner, the General Partner shall amend Exhibit A, where applicable, to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Additional Limited Partner, and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Additional Limited Partner.

SECTION 11.5    Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Additional Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the
Additional Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by the other Additional Limited Partners, where applicable, are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Additional Limited Partner desiring to make an assignment of Partnership Units.

SECTION 11.6    General Provisions

A.No Additional Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Additional Limited Partner's Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.4.

B.Any Additional Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be an Additional Limited Partner upon the admission of an Assignee of such Partnership Units as a Substituted Additional Limited Partner. Similarly, any Additional Limited Partner who shall transfer all of his Partnership Units pursuant to a redemption of all of his Partnership Units under Section 8.4 shall cease to be an Additional Limited Partner.

C.Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

D.If any Partnership Unit is transferred or assigned in compliance with the provisions of this Article 11, or redeemed or transferred pursuant to Section 8.4 on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which a transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a transfer or a redemption occurs shall be allocated to the transferor Partner or the Redeeming Partner, as the case may be. All distributions of Operating Cash Flow attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Operating Cash Flow thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

ARTICLE 12
ADMISSION OF PARTNERS

SECTION 12.1     Admission of Subsequent Partner

No person shall be admitted as a Partner except in accordance with the terms of this Agreement and upon obtaining the consent of the General Partner. Any prospective Partner must submit to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, and (ii) such other documents or instruments, including powers of attorney, as may be required in the discretion of the General Partner in order to effect such Person's admission as a Partner.

A.The admission of any Person as a Subsequent Partner shall become effective on the date upon which the name of such Person is recorded in the books and records of the Partnership, following the consent of the General Partner to such admission.

B.If any Subsequent Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Subsequent Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Subsequent Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Operating Cash Flow with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Subsequent Partner, and all distributions of Operating Cash Flow thereafter shall be made to all the Partners and Assignees including such Subsequent Partner.

SECTION 12.2     Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practicable an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate.

ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION

SECTION 13.1     Dissolution

The Partnership shall not be dissolved by the admission of Substituted Additional Limited Partners or Subsequent Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

A.the expiration of its term as provided in Section 2.5 hereof;

B.an event of withdrawal of the General Partner, as defined in the Act, unless (i) at the time of such event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership (and each remaining general partner of the Partnership is hereby authorized to carry on the business of the Partnership in such an event) or (ii) within ninety (90) days after such event, all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of LXP as the general partner of the Partnership (and LXP agrees to become a general partner of the Partnership);

C.entry of a decree of judicial dissolution of the Partnership pursuant to the provision of the Act; or

D.the sale of all or substantially all of the assets and properties of the Partnership.

SECTION 13.2     Winding Up

A.Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(1)First, to the satisfaction of all of the Partnership's debts and liabilities, including all contingent, conditional or immature claims and obligations to creditors other than the Partners (whether by payment or the making of reasonable provision for payment thereof);

(2)Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

(3)Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners;

(4)The balance if any, to the Partners in accordance with the positive Capital Account balances of the Partners, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

B.Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion (subject to its obligation to gradually settle and close the Partnership's business under Section 17-803 of the Act), defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors).

SECTION 13.3    Negative Capital Accounts

A.Except as provided in this Section 13.3, no Partner, general or limited, shall be liable to the Partnership or to any other Partner for any negative balance outstanding in each such Partner's Capital Account, whether such negative Capital Account results from the allocation of Net Losses, or other items of deduction and loss to such Partner or from distributions to such Partner.

B.Subject to Section 13.3.C, if any Special Limited Partner on the date of the “liquidation” of his respective interest in the Partnership (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g)), including a redemption under Section 8.4, would, following a hypothetical sale of Partnership assets and the liquidation of the Partnership, have a negative balance in his Capital Account, then such Special Limited Partner shall contribute in cash to the capital of the Partnership the amount required to increase his Capital Account as of such date to zero. Any such contribution required of such Special Limited Partner hereunder shall be made on or before the later of (i) the end of the Partnership Year in which the interest of such Special Limited Partner is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation.

C.After the death of a Special Limited Partner, the executor of the estate of such Special Limited Partner may elect to reduce (or eliminate) the deficit Capital Account restoration obligation of such Special Limited Partner. Pursuant to Section 13.3.B. such election may be made by such executor by delivering to the General Partner within two hundred seventy (270) days of the death of such Special Limited Partner a written notice setting forth the maximum deficit balance in his Capital Account that such executor agrees to restore under Section 13.3.B, if any. If such executor does not make a timely election pursuant to this Section 13.3.C (whether or not the balance in his Capital Account is negative at such time), then a Special Limited Partner's estate (and the beneficiaries thereof who receive distribution of Partnership Units therefrom) shall be deemed to have a deficit Capital Account restoration obligation as set forth pursuant to the terms of Section 13.3.B.

SECTION 13.4     Rights of the Limited Partners

Except as otherwise provided in this Agreement, the Limited Partners shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership.

SECTION 13.5     Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 14
AMENDMENT OF PARTNERSHIP AGREEMENT

SECTION 14.1     Amendments

A.This Agreement may be amended with the consent of the General Partner, the Initial Limited Partner, and the Special Limited Partners representing a majority of Partnership Units held by such Special Limited Partners, but such amendments shall not require the approval of any Additional Limited Partners other than the Special Limited Partners.

B.Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of any other Partner to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(3)to set forth the designation, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2.A hereof;

(4)to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

(5)to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling, or regulation of a federal or state agency or contained in federal or state law.

(6)The General Partner shall provide notice to the other Partners when any action under this Section 14.1.B is taken.

C.Notwithstanding Sections 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Partner, (iii) alter or modify the Redemption Right and REIT Shares Amount as set forth in Section 8.4 in a manner adverse to such Partner, or (iv) amend this Section 14.1.C. Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.3 without the consent specified in that section.

ARTICLE 15
GENERAL PROVISIONS

SECTION 15.1    Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

SECTION 15.2    Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

SECTION 15.3    Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Each reference herein to Partnership Units held by the General Partner, a Special Limited Partner, the Initial Limited Partner or any other Additional Limited Partner shall be deemed to be a reference to Partnership Units held by such Partner in its role as such.

SECTION 15.4    Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 15.5    Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 15.6    Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver or any such breach or any other covenant, duty, agreement or condition.

SECTION 15.7    Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affirming its signature hereto.

SECTION 15.8    Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

SECTION 15.9    Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 15.10    Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes and replaces the Prior Agreements including, without limitation, any LP Supplement or other supplements thereto and any other prior written or oral understandings or agreements among them with respect thereto. Each of the Partners hereby waives to the fullest extent permitted by law any breach of or noncompliance with any covenant, duty, agreement or condition of the Prior Agreements, including, without limitation, any LP Supplement or other supplements thereto.

SECTION 15.11    Certificate of Designation

Notwithstanding the foregoing, to the extent there is a conflict between the terms of the Certificate of Designation of Series C Preferred Operating Partnership Units or Limited Partnership Interests of Lepercq Corporate Income Fund L.P. (“Certificate of Designation”) attached hereto as Annex A and the terms of this Agreement, the terms of the Certificate of Designation shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first written above.

GENERAL PARTNER:
Lex GP-1 Trust

By ____________________________
Name:
Title:

LIMITED PARTNER:
Lex LP-1 Trust

By____________________________
Name:
Title:

LEXINGTON REALTY TRUST

By____________________________
Name:
Title:

SERIES C PREFERRED UNITS HOLDER

By____________________________
Name:
Title:

[Signature Page to Sixth Amended and Restated Partnership Agreement for LCIF]

SPECIAL LIMITED PARTNERS

By________________________
On behalf of the Special Limited
Partners set forth on Exhibit A

[Signature Page to Sixth Amended and Restated Partnership Agreement for LCIF]

EXHIBIT A

PARTNERS’ CONTRIBUTIONS AND PARTNERSHIP INTERESTS
Name and Address of Partner	Capital Contribution	Partnership Units	Percentage Interest of Class	Redemption Exercise Date
[To be provided upon request.]

A-1

EXHIBIT B
CAPITAL ACCOUNT MAINTENANCE
1)    Capital Accounts of the Partners

A)    The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704‑1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

B)    For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

i)    Except as otherwise provided in Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership; provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704‑1(b)(2)(iv)(m)(4).

ii)    The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

iii)    Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

iv)    In lieu of the depreciation, amortization, and other cash recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

v)    In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

vi)    Any items specially allocated under Exhibit C hereof shall not be taken into account.

C)    Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

D)    i)    Consistent with the provisions of Regulations Section 1.704‑1(b)(2)(iv)(f), and as provided in Section 1.D.(ii), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D.(ii) hereto, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

ii)    Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704‑1(b)(2)(ii)(g); provided that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

iii)    In accordance with Regulations Section 1.704‑1(b)(2)(iv)(e) the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

iv)    In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

E)    The provisions of this Agreement (including this Exhibit B and the other Exhibits to this Agreement) re-la-ting to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704‑1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall deter-mine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (inclu-ding, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appro-priate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership Capital reflected on the Partnership's balance sheet, as computed for book pur-poses, in accordance with Regulations Section 1.704‑1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704‑1(b).

2)    No Interest

No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

3)    No Withdrawal

No Partner shall be entitled to withdraw any part of his Capital Contributions or his Capital Account or to receive any distribution from the Partnership, except as provided in this Agreement.

EXHIBIT C
SPECIAL ALLOCATION RULES

1)    Special Allocation Rules

Notwithstanding any other provision of the Agree-ment or this Exhibit C, the following special allocations shall be made in the following order:

A.    Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other pro-vi-sions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704‑2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respec-tive amounts required to be allocated to each Partner pur-suant thereto. The items to be so allocated shall be deter-mined in accordance with Regulations Section 1.704‑2(f)(6). This Section l.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704‑2(f) and for purposes of this Section l.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

B.    Partner Minimum Gain Chargeback. Notwith-standing any other provision of Section 6.1 of the Agreement or any other provisions of this Exhibit C (except Section l.A. hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Part-ner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704‑2(i)(5), shall be specially allocated items of Part-nership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704‑2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the re-spective amounts required to be allocated to each Partner pur-suant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704‑2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for the purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Partnership Year, other than allocations‑pursuant to Section 1.A hereof.

C.    Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704‑1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to the alloca-tions required under Sections l.A and l.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjust-ments, allocations or distributions as quickly as possible.

D.    Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners as if they were items of deduction governed by Section 6.1 herein. If the General Partner determines in its good faith discretion that Nonrecourse Deductions for any

Partnership Year must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Initial Limited Partner and the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which does satisfy such requirements.

E.    Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704‑2(i)(2).

F.    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership as-set pursuant to Section 734(b) or 743(b) of the Code is re-quired, pursuant to Regulations Section 1.704‑1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

2)    Allocations for Tax Purposes

A.    Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

B.    In an attempt to eliminate Book‑Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss and deduction shall be allocated for federal income tax purposes among the Partners as follows:

i)    (1)    In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code that takes into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

(2)    any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

ii)    (1)    In the case of an Adjusted Property, such items shall

(a) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B and

(b) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(i)(1) of this Exhibit C; and

(c)    any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of

“book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

iii)    All other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

C.    To the extent Regulations promulgated pursuant to 704(c) of the Code permit a partnership to utilize creative methods to eliminate the disparities between the value of property and its adjusted basis (including, without limitation, the implementation of curative allocations), the General Partner shall have the authority to elect the method used by the Partnership and such election shall be binding on the Partners.

Without limiting the foregoing, the General Partner shall take all steps (including, without limitation, implementing curative allocations) that it determines are necessary or appropriate to ensure that the amount of taxable gain required to be recognized by the General Partner upon a disposition by the Partnership of any Contributed Property or Adjusted Property does not exceed the sum of (i) the gain that would be recognized by the General Partner if such property had an adjusted tax basis at the time of disposition equal to the 704(c) Value of such property plus (ii) the deductions for depreciation, amortization or other cost recovery actually allowed to the General Partner with respect to such property for federal income tax purposes (after giving effect to the “ceiling rule”).

D.    Notwithstanding the foregoing, except as otherwise set forth in this Section 2.D of Exhibit C, items of income or gain may be specially allocated to certain limited partners pursuant to Section 6.1.A of the Agreement.

Income and gain recognized on a sale by the Partnership of a 704(c) asset may be allocated first to the Additional Limited Partners that contributed the interests in such asset to the Partnership, in an amount necessary to eliminate the Book-Tax Disparity or applicable variation between 704(c) Value and tax basis with respect to such 704(c) property. Except as otherwise provided pursuant to the terms of an applicable LP Supplement, the Partnership may make a curative allocation of income and gain in the taxable year of the Partnership in which an Additional Limited Partner exercises its Redemption Right set forth in Section 8.4.B of the Agreement, or in any other taxable year in which such Additional Limited Partner's interest in the Partnership is liquidated. Such curative allocation of income and gain shall provide that items of Partnership taxable income or gain will be allocated to such Additional Limited Partner, and items of Partnership book income or gain will be allocated to Partners other than such Additional Limited Partners, to the extent necessary to eliminate any remaining variation between 704(c) Value and tax basis if applicable with respect to such Additional Limited Partner immediately prior to the exercise of the Redemption Right.

EXHIBIT D

NOTICE OF REDEMPTION

The undersigned [•] Limited Partner hereby irrevoca-bly (i) redeems ___________ Partnership Units in Lepercq Corporate Income Fund L.P. in accordance with the terms of the Agreement of Limited Partnership of Lepercq Corporate Income Fund L.P., as amended, and the [•] Limited Partner Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein, (iii) certifies under the penalty of perjury that it is not a foreign person as defined by Section 1445 of the Code and that it is not a disregarded entity (or, in the alternative, if it is a disregarded entity, the beneficial owner is not a foreign person as defined by Section 1445 of the Code), (iv) has validly executed and attached IRS Form W-9 (or successor form) and certifies that the information on such form is true, complete and accurate, and (v) directs that the Redemption Amount deliverable upon exercise of the [•] Limited Partner Redemption Right be delivered to the address and placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, certifies and agrees (a) that the under-signed has good, marketable and unencumbered title to such Partnership Units, free and clear of the rights or interests of any other person or entity, (b) that the undersigned has the full right, power and authority to redeem and surrender such Partnership Units as provided herein, (c) that the undersigned has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such redemption and surrender, (d) that if the undersigned is acquiring REIT Shares, the undersigned is doing so with the understanding that such REIT Shares may only be resold or distributed pursuant to a registration statement under the Securities Act of 1933 or in a transaction exempt from the registration requirements of such Act and (e) that Lexington Realty Trust may refuse to transfer such REIT Shares as to which evidence satisfactory to it of such registration or exemption is not provided to it.

Dated: _____________

Name of [•] Limited Partner:

________________________________________
(Signature of [•] Limited Partner)

________________________________________
(Signature of Beneficial Owner, if applicable)

________________________________________
(Street Address)

________________________________________
(City) (State) (Zip Code)

D-1

Signature Guaranteed by:

_________________________________________

If REIT Shares are issued, issue them to:

Please insert social security or identifying number:

Name:

D-2

ANNEX A

CERTIFICATE OF DESIGNATION
OF
SERIES C PREFERRED
OPERATING PARTNERSHIP UNITS
OR LIMITED PARTNERSHIP INTERESTS
OF
LEPERCQ CORPORATE INCOME FUND L.P.
___________________________________________
Series C Preferred Units
A series of units of preferred Partnership Interests of LEPERCQ CORPORATE INCOME FUND L.P., a Delaware limited partnership (the “Partnership”), were created and designated “Series C Preferred Units” having the rights and preferences set forth herein.
WHEREAS, Lexington Realty Trust, formerly known as Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (“LXP”), is the sole beneficial owner of Lex GP-1 Trust, a Delaware statutory trust and the sole general partner of the Partnership (the “General Partner”);
WHEREAS, pursuant to that certain Underwriting Agreement, dated as of December 2, 2004, by and among Bear, Stearns & Co. Inc. (the “Underwriter “), on the one hand, and LXP (including as successor to Net 3 Acquisition L.P.) and the Partnership (including as successor to Lepercq Corporate Income Fund II L.P., on the other, and as of the date hereof, LXP (i) completed the offer and sale (the “Offering”) to the Underwriter of 3,100,000 preferred shares of beneficial interest, classified as 6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share, of LXP (“Preferred Shares”), pursuant to a prospectus supplement dated December 3, 2004 and the accompanying base prospectus dated October 22, 2003;
WHEREAS, the Preferred Shares carry a cumulative preferred dividend, liquidation preference and conversion right further described in the Articles Supplementary of LXP, dated as of December 8, 2004 (the “Articles Supplementary”);
WHEREAS, pursuant to the Prior Agreements (as defined in the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated and effective as of December 30, 2013 (the “Partnership Agreement”)), LXP has contributed a portion of the net proceeds of the Offering to the Partnership in exchange for Series C Preferred Units; and
WHEREAS, as required by the Partnership Agreement, the Series C Preferred Units have designations, preferences and other rights such that the economic interests are substantially similar to the designations, preferences and other rights of the Preferred Shares;
FIRST:  Pursuant to the authority expressly vested in the General Partner of the Partnership by Section 4.2 of the Partnership Agreement, and in accordance with Section 17‑302 of the Delaware Revised Uniform Limited Partnership Act, the General Partner adopted resolutions designating the Series C Preferred Units and setting forth the terms of the Series C Preferred Units, including preferences, conversion

Annex A-1

or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption and the price.
SECOND:  The terms of the Series C Preferred Units as set by the General Partner, including preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption, are as follows (as updated by events from December 3, 2004 through December 30, 2013):
Section 1.Number of Units and Designation.
The Series C Preferred Units shall be a series of preferred Partnership Units designated as “Series C Preferred Units”, and the number of units constituting such series, as of December 30, 2013, shall be 1,935,400.
Section 2.Definitions.
“Articles Supplementary” shall have the meaning set forth in the Recitals hereto.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Cash Settlement Average Period” shall have the meaning set forth in the Articles Supplementary.
“Closing Sale Price” shall have the meaning set forth in the Articles Supplementary.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Common Partnership Unit” shall mean a Partnership Unit that receives no preferential treatment.
“Common Stock” shall mean the common shares of beneficial interest, par value $0.0001 per share, of LXP.
“Company Conversion Option” shall have the meaning set forth in the Articles Supplementary.
“Company Conversion Option Date” shall have the meaning set forth in the Articles Supplementary.
“Conversion Amount” shall equal (x) the fraction with (i) a numerator consisting of the number of Series C Preferred Units outstanding prior to the applicable conversion or repurchase, and (ii) a denominator consisting of the number of Preferred Shares outstanding prior to such conversion or repurchase, multiplied by (y) the number of Preferred Shares to be converted or repurchased.
“Conversion Date” shall have the meaning set forth in the Articles Supplementary.
“Conversion Notice” shall have the meaning set forth in the Articles Supplementary.
“Conversion Price” shall mean, as of any day, a per Partnership Unit amount equal to the quotient of the liquidation preference amount of a share of Series C Preferred Units on that day divided by the Conversion Rate (as adjusted pursuant to the Articles Supplementary) on such day.
“Conversion Rate” shall have the meaning set forth in the Articles Supplementary.
“Conversion Right” shall have the meaning set forth in the Articles Supplementary.

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“Conversion Value” shall mean an amount equal to the product of the applicable Conversion Rate (as adjusted pursuant to the Articles Supplementary) multiplied by the arithmetic average of the Closing Sale Prices of the Common Stock during the Cash Settlement Average Period.
“Converted Series C Preferred Units” shall have the meaning set forth in Section 5(a)(1) hereof.
“Distribution Payment Date” shall mean, with respect to each Distribution Period, the fifteenth day of February, May, August and November of each year commencing on February 15, 2005.
“Distribution Period” shall mean the respective periods commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on the Original Issue Date and end on and include December 31, 2004).
“Distribution Record Date” shall mean the date designated by the Board of Trustees of the LXP as the Dividend Record Date (as defined in the Articles Supplementary) with respect to the Preferred Shares.
“Event” shall have the meaning set forth in Section 9(b) hereof.
“General Partner” shall have the meaning set forth in the Recitals hereto.
“LXP” shall have the meaning set forth in the Recitals hereto.
“Offering” shall have the meaning set forth in the Recitals hereto.
“Original Issue Date” shall mean December 8, 2004.
“Partnership” shall have the meaning set forth in the preamble hereto.
“Partnership Agreement” shall have the meaning set forth in the Recitals hereto.
“Partnership Unit” shall have the meaning set forth in Article FIRST of the Partnership Agreement.
“Preferred Shares” shall have the meaning set forth in Recitals hereof.
“Public Acquirer Common Stock” shall have the meaning set forth in the Articles Supplementary.
“Repurchase Date” shall have the meaning set forth in Section 6(a) hereof.
“Repurchase Price” shall have the meaning set forth in Section 6(a) hereof.
“Repurchase Right” shall have the meaning set forth in Section 6(a) hereof.
“Repurchased Series C Preferred Units” shall have the meaning set forth in Section 6(a) hereof.
“Series C Preferred Units” shall have the meaning set forth in preamble hereof.
“Trading Day” shall have the meaning set forth in the Articles Supplementary.
“Underwriter” shall have the meaning set forth in the Recitals hereto.
Section 3.Distributions.

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(a)Subject to the preferential rights of the holders of any class or series of Partnership Units ranking senior to the Series C Preferred Units as to distributions, the holders of the Series C Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 6.50% per annum of the $50.00 liquidation preference per Series C Preferred Unit (equivalent to the annual rate of $3.25 per Series C Preferred Unit). Such distributions shall accrue and be cumulative from and including the Original Issue Date and shall be payable quarterly in arrears on each Distribution Payment Date, commencing February 15, 2005 in respect of the quarterly distribution periods ending on December 31, March 31, June 30, and September 30, respectively; provided, however, that if any Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. The distribution payable on the Series C Preferred Units on February 15, 2005 shall be a pro rata distribution from the Original Issue Date to December 31, 2004 in the amount of $0.2167 per Series C Preferred Unit. The amount of any distribution payable on the Series C Preferred Units for each full Distribution Period shall be computed by dividing the annual distribution by four (4). The amount of any distribution payable on the Series C Preferred Units for any partial Distribution Period other than the initial Distribution Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the Partnership's records at the close of business on the applicable Distribution Record Date.

(b)No distributions on the Series C Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, or payment or setting apart for payment shall be restricted or prohibited by law.

(c)Notwithstanding anything contained herein to the contrary, distributions on the Series C Preferred Units shall accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions, and whether or not such distributions are declared.

(d)Except as provided in Section 3(e) below, unless full cumulative distributions on the Series C Preferred Units for all past distribution periods and the then current distribution period shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for such payment, (i) no distributions, other than distributions in Partnership Units ranking junior to the Series C Preferred Units as to distributions and upon liquidation, shall be declared or paid or set apart for payment and no other distributions or distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any other class or series of Partnership Units ranking, as to distributions, on a parity with or junior to the Series C Preferred Units (other than pro rata distributions on other preferred Partnership Units ranking on parity as to distributions with the Series C Preferred Units) for any period, nor (ii) shall any other class or series of Partnership Units ranking, as to distributions or upon liquidation, on a parity with or junior to the Series C Preferred Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Partnership Units) by the Partnership (except by conversion into or exchange for other classes or series of Partnership Units ranking junior to the Series C Preferred Units as to distributions and upon liquidation).

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(e)When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Units and the Partnership Units ranking, as to distributions, on a parity with the Series C Preferred Units all distributions declared upon the Series C Preferred Units and each such other class or series of Partnership Units ranking, as to distributions, on a parity with the Series C Preferred Units shall be declared pro rata so that the amount of distributions declared per Series C Preferred Unit and such other class or series of Partnership Units shall in all cases bear to each other the same ratio that accrued distributions per Series C Preferred Unit and such other class or series of Partnership Units (which shall not include any accrual in respect of unpaid distributions on such other class or series of Partnership Units for prior distribution periods if such other class or series of Partnership Units does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series C Preferred Units which may be in arrears.
(f)Holders of Series C Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Partnership Units, in excess of full cumulative distributions on the Series C Preferred Units as provided herein. Any distribution payment made on the Series C Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such units which remains payable. Accrued but unpaid distributions on the Series C Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable.

Section 4.Liquidation Preference.
Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Partnership, before any distribution or payment shall be made to holders of any other class or series of Partnership Units of the Partnership ranking, as to liquidation rights, junior to the Series C Preferred Units, the holders of Series C Preferred Units shall be entitled to be paid out of the assets of the Partnership legally available for distribution to its partners a liquidation preference of $50.00 per unit, plus an amount equal to any accrued and unpaid distributions to the date of payment (whether or not declared). In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series C Preferred Units and the corresponding amounts payable on all other classes or series of Partnership Units of the Partnership ranking, as to liquidation rights, on a parity with the Series C Preferred Units in the distribution of assets, then the holders of the Series C Preferred Units and each such other class or series of Partnership Units ranking, as to liquidation rights, on a parity with the Series C Preferred Units, including, without limitation, shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than thirty (30) nor more than sixty (60) days prior to the payment date stated therein, to each record holder of Series C Preferred Units at the respective addresses of such holders as the same shall appear on Exhibit A hereto. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Units will have no right or claim to any of the remaining assets of the Partnership. The consolidation or merger of the Partnership with or into any other partnership, corporation or entity, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Partnership.
Section 5.Conversion.
(a)General.

Annex A-5

(1)Subject to the provisions of Section 5(b) below, on the date any Preferred Shares are converted, an amount of Series C Preferred Units equal to the Conversion Amount (the “Converted Series C Preferred Units”) shall automatically convert into a number of Common Partnership Units equal to the number of shares of Common Stock issued by LXP (or shares of Public Acquirer Common Stock, if applicable) with respect to the Preferred Shares related to the Converted Series C Preferred Units.

(2)In connection with the conversion of any Series C Preferred Units, no fractional Common Partnership Units will be issued, but the Partnership shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price on the Trading Day immediately prior to the corresponding Conversion Date or the Company Conversion Option Date, as applicable. If more than one Series C Preferred Unit will be surrendered for conversion by the same holder at the same time, the number of full Common Partnership Units will be computed on the basis of the total number of Series C Preferred Units so surrendered.

(3)A holder of Series C Preferred Units is not entitled to any rights of a holder of Common Partnership Units until the Series C Preferred Units held are converted into Common Partnership Units, and only to the extent the Series C Preferred Units are deemed to have been converted to Common Partnership Units in accordance with this Section 5.

(4)Each conversion of Series C Preferred Units shall be deemed to have been made on the corresponding Conversion Date or Company Conversion Option Date, as applicable, so that the rights of the holder thereof as to the Series C Preferred Units being converted as a result, will cease except for the right to receive the Conversion Value per each converted Series C Preferred Unit, and, if applicable, the person entitled to receive Common Partnership Units will be treated for all purposes as having become the record holder of those Common Partnership Units at that time.

(b)Settlement Upon Conversion. The Partnership shall deliver the Conversion Value per each converted Series C Preferred Unit, in (i) Common Partnership Units, cash or a combination of cash and Common Partnership Units, in accordance with LXP’s election with respect to the Preferred Shares being converted.

(c)Payment of Distributions.

(1)Conversion Right.

(i)If a Series C Preferred Unit is converted as a result of a Conversion Right, upon conversion, that Series C Preferred Unit shall cease to cumulate distributions as of the end of the day immediately preceding the Conversion Date and the holder will not receive any cash payment representing accrued and unpaid distributions of the Series C Preferred Unit, except in those limited circumstances discussed in this Section 5(c). Except as provided herein, the Partnership shall make no payment for accrued and unpaid distributions, whether or not in arrears, on a Series C Preferred Unit converted pursuant to a Conversion Right, or for distributions on Common Partnership Units issued upon such conversion.

(ii)If the related Conversion Notice is received by LXP before the close of business on a Distribution Record Date, the holder shall not be entitled to receive any portion of the distribution payable on such converted Series C Preferred Units on the corresponding Distribution Payment Date.

Annex A-6

(iii)If the related Conversion Notice is received by LXP after the Distribution Record Date but prior to the corresponding Distribution Payment Date, the holder on the Distribution Record Date shall receive on that Distribution Payment Date accrued distributions on those Series C Preferred Units, notwithstanding the conversion of those Series C Preferred Units prior to that Distribution Payment Date, because the holder shall have been the holder of record on the corresponding Distribution Record Date. However, upon conversion, the holder shall pay an amount equal to the distribution that has accrued and that will be paid on the related Distribution Payment Date.
(iv)A holder of Series C Preferred Units on a Distribution Record Date whose Series C Preferred Units are converted into Common Partnership Units on or after the corresponding Distribution Payment Date shall be entitled to receive the distribution payable on such Series C Preferred Units on such Distribution Payment Date, and such holder need not include payment of the amount of such distribution upon conversion.
(v)If the related Conversion Notice is received by LXP on or before the close of business on a Distribution Record Date or following such Distribution Record Date but before the Distribution Payment Date therefore, and the settlement date for any Common Partnership Units to be issued upon such conversion is after the close of business on the record date for the payment of distributions for the corresponding period on such Common Partnership Units, such holder shall be entitled to receive such Common Partnership Unit distributions upon the next payment date of distributions on the Common Partnership Units as if it were the holder of such Common Partnership Units on such record date.
(2)Company Conversion Option.
(i)In the event a conversion occurs as a result of a Company Conversion Option, whether the Company Conversion Option Date is prior to, on or after the Distribution Record Date for the current period, all unpaid distributions which are in arrears as of the Company Conversion Option Date shall be payable to the holder of the converted Series C Preferred Units.
(ii)In the event the Company Conversion Option occurs and the Company Conversion Option Date is a date that is prior to the close of business on any Distribution Record Date, the holder shall not be entitled to receive any portion of the distribution payable for such period on such converted Series C Preferred Units on the corresponding Distribution Payment Date.
(iii)In the event the Company Conversion Option occurs and the Company Conversion Option Date is a date that is on, or after the close of business on, any Distribution Record Date and prior to the close of business on the corresponding Distribution Payment Date, all distributions, including accrued and unpaid distributions, whether or not in arrears, with respect to the Series C Preferred Units called for conversion on such date, shall be payable on such Distribution Payment Date to the record holder of such Series C Preferred Units on such record date.

(d)Maturity; Sinking Fund. The Series C Preferred Units shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption.

(e)Effect of Conversion. All Series C Preferred Units converted pursuant to this Section 5, repurchased pursuant to Section 6, or otherwise converted or repurchased shall be authorized but unissued Series C Preferred Units until reclassified into another class or series of Common Partnership Units.

Section 6.Purchase of Series C Preferred Units Upon a Fundamental Change.

Annex A-7

(a)In the event a holder of Preferred Shares requires LXP to repurchase (the “Repurchase Right”) for cash all or any part of such holder’s Preferred Shares, the Partnership shall repurchase, on the date LXP repurchases such Preferred Shares (the “Repurchase Date”), an amount of Series C Preferred Units equal to the Conversion Amount (the “Repurchased Series C Preferred Units”) at a per Series C Preferred Unit repurchase price equal to the per Preferred Share repurchase price paid by LXP with respect to the Preferred Shares related to the Repurchased Series C Preferred Units (the “Repurchase Price”).
(b)If the Partnership holds cash sufficient to pay the Repurchase Price of the Series C Preferred Units on the Trading Day following the Repurchase Date, then:
(1)the Series C Preferred Units will cease to be outstanding and distributions (including additional distributions, if any) will cease to accrue; and
(2)all other rights of the holder will terminate (other than the right to receive the Repurchase Price upon transfer of the Series C Preferred Units).

Section 7.Voting Rights.

(a)Holders of the Series C Preferred Units shall not have any voting rights, except as provided by applicable law.
(b)In any matter in which the Series C Preferred Units may vote (as expressly provided herein or as may be required by law), each Series C Preferred Unit shall be entitled to one vote per $25.00 of liquidation preference.

Section 8.Redemption.
Except as otherwise set forth herein, the Series C Preferred Units shall not be redeemable by the Partnership.
Section 9.Ranking.

(a)In respect of rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Partnership, the Series C Preferred Units shall rank (i) senior to any class or series of Partnership Units of the Partnership other than any class or series referred to in clauses (ii) and (iii) of this sentence, (ii) on a parity with any class or series of Partnership Units of the Partnership the terms of which specifically provide that such class or series of Partnership Units ranks on a parity with the Series C Preferred Units as to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Partnership, and (iii) junior to any class or series of Partnership Units of the Partnership ranking senior to the Series C Preferred Units as to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Partnership. For avoidance of doubt, any debt of the Partnership which is convertible into or exchangeable for Partnership Units of the Partnership shall not constitute a class or series of Partnership Units of the Partnership.
(b)Unless (x) no Series C Preferred Units remain outstanding or (y) the requisite holders of the Preferred Shares have approved similar actions with respect to the Preferred Shares in accordance with the Articles Supplementary (in which event the Partnership may take similar action with respect to the Series C Preferred Units), the Partnership shall not: (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Units ranking senior to the Series C Preferred Units with

Annex A-8

respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Partnership or reclassify any authorized shares of Partnership Units into such Partnership Units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Partnership Units; or (ii) amend, alter or repeal the provisions of the Partnership Agreement or this Certificate of Designation, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, or privilege of the Series C Preferred Units or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series C Preferred Units remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Partnership may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges of holders of Series C Preferred Units. The provisions of this Section 9(b) shall not, however, prohibit the Partnership from taking the following actions: (A) any increase, decrease or issuance from time to time of any class or series of Partnership Units (including the Series C Preferred Units), or (B) the creation or issuance from time to time of any additional classes or series of Partnership Units, in each case referred to in clause (A) or (B) above ranking on a parity with or junior to the Series C Preferred Units with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Partnership.

(c)Notwithstanding anything to the contrary in this Section 9, nothing herein shall prevent the Partnership from taking such action as may be necessary or advisable in its sole discretion so as to avoid being treated as an association taxable as a corporation for federal tax purposes or so as to avoid adversely affecting (for as long as LXP deems necessary) LXP’s ability to qualify as a REIT for federal tax purposes.

Section 10.Exclusion of Other Rights.
The Series C Preferred Units shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption other than expressly set forth in the Partnership Agreement and this Certificate of Designation.
Section 11.Headings of Subdivisions.
The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
Section 12.Severability of Provisions.
If any preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of conversion of the Series C Preferred Units set forth in the Partnership Agreement and this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of conversion of Series C Preferred Units set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to distributions or other qualifications or terms or conditions of conversion of the Series C Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.
Section 13.No Preemptive Rights.

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No holder of Series C Preferred Units shall be entitled to any preemptive rights to subscribe for or acquire any Partnership Units of the Partnership (whether now or hereafter authorized) or instruments of the Partnership convertible into or carrying a right to subscribe to or acquire Partnership Units of the Partnership.

LEPERCQ CORPORATE INCOME FUND L.P.

By: Lex GP-1 Trust, its General Partner

By: /s/ T. Wilson Eglin
T. Wilson Eglin
President

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